Exhibit 10.2

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (“Agreement”) dated September 30, 2020, is by and between CQENS Technologies Inc., a corporation organized under the laws of the State of Delaware and having an office for the transaction of business at 5550 Nicollet Avenue, Minneapolis, MN 55419 (the “Buyer”), and Xten Capital Group, Inc., a corporation organized under the laws of the State of Minnesota and having an office for the transaction of business at 5550 Nicollet Avenue, Minneapolis, MN 55419 (the “Seller”).

WHEREAS, the Seller owns certain assets including a custom built plume and inhalation testing machine, oscilloscope with probe, multiple pieces of lab and workshop equipment, computers, monitors and accessories, all as further set forth on Schedule 2.1 hereto(collectively, the “Assets”).

WHEREAS, the Seller desires to convey, sell and assign to Buyer all of each Seller’s right, title and interest in and to the Assets (as hereinafter defined), upon the terms and conditions contained in this Agreement.

WHEREAS, the Buyer desires to purchase the Assets upon the terms and conditions contained in this Agreement.

WHEREAS, the Seller is an Affiliate of the Buyer.

NOW THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Definitions and Interpretation.

1.1 Definitions. In this Agreement:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise;

“Assets” shall have the definition set forth in Section 2.1 of this Agreement;

“Closing” shall have the meaning set forth in Section 6 of this Agreement;

“Closing Date” shall have the meaning set forth in Section 6 of this Agreement;

“Governmental Entity” means any federal, state or local government or any court, administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign;

“Leased Premises” shall have the meaning set forth in Schedule 2.1 hereto.

“Liability” or “Liabilities” mean any and all debts, liabilities, commitments and obligations, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, whenever or however arising (including whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by U.S. generally accepted accounting principles;

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“Lien” means any right which (a) shall entitle any Person to terminate, amend, accelerate or cancel any agreement, option, license or other instrument to which Buyer or Seller is a party by reason of the occurrence of (i) a violation, breach or default thereunder by Buyer or Seller, as the case may be; or (ii) an event which with or without notice or lapse of time or both would become a default thereunder; or (b) if exercised by the holder thereof, will (i) entitle such Person to accelerate the performance of any obligations or the payment of any sums owed by Buyer or Seller, as the case may be, under any agreement, option, license or other instrument, or (ii) result in any loss of any benefit under, or the creation of any pledges, claims, equities, options, liens, charges, call rights, rights of first refusal, “tag” or “drag” along rights, encumbrances and security interests of any kind or nature whatsoever on any of the property or assets of Buyer or Seller;

“Material Adverse Effect” means any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of Buyer or Seller, as the case may be, taken as a whole, or on the ability of any party to consummate timely the transactions contemplated hereby;

“Person” means a natural person, company, corporation, partnership, association, trust or any unincorporated organization; and

“Purchase Price” shall have the meaning set forth in Section 2.3 of this Agreement.

1.2 Interpretation.

1.2.1 As used in this Agreement, unless the context clearly indicates otherwise:

(a) words used in the singular include the plural and words in the plural include the singular;

(b) reference to any Person includes such person’s successors and assigns, but only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;

(c) reference to any gender includes the other gender;

(d) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” or “but not limited to” or words of similar import;

(e) reference to any Section means such Section of this Agreement, and references in any Section or definition to any clause means such clause of such Section or definition;

(f) the words “herein,” “hereunder,” “hereof,” “hereto” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision hereof;

(g) reference to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Agreement;

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(h) reference to any law (including statutes and ordinances) means such law (including all rules and regulations promulgated thereunder) as amended, modified, codified or reenacted, in whole or in part, and in effect at the time of determining compliance or applicability, and reference to any particular provision of any law shall be interpreted to include any revision of or successor to that provision regardless of how numbered or classified;

(i) relative to the determination of any period of time, “from” means “from and including,” “to” means “to but excluding” and “through” means “through and including”; and

(j) the titles and headings of Sections contained in this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Agreement.

1.2.2 This Agreement was negotiated by the parties with the benefit of legal representation, and no rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall apply to any construction or interpretation hereof. This Agreement shall be interpreted and construed to the maximum extent possible so as to uphold the enforceability of each of the terms and provisions hereof, it being understood and acknowledged that this Agreement was entered into by the parties after substantial negotiations and with full awareness by the parties of the terms and provisions hereof and the consequences thereof.

1.2.3 Where a statement in this Agreement is qualified by the expression “to the best of Buyer’s knowledge,” “to the best of Seller’s knowledge,” “so far as Buyer is aware,” or “so far as Seller is aware” or any similar expression shall be deemed to include Buyer’s or Seller’s actual knowledge and what Buyer or Seller should have known after due and careful inquiry of the President or Chief Executive Officer, the members of the Board of Directors and any relevant person(s) involved in the management of the business of Buyer and Seller.

2. Sale and Purchase of Assets.

2.1 Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, at the Closing the Seller shall sell assign, transfer, convey and deliver to Buyer, and Buyer shall purchase from the Seller, free and clear of any encumbrances all of the right, title and interest, in, and to those assets of Seller identified on Schedule 2.1 (the “Assets”).

2.2 Liabilities. Buyer shall not assume any Liabilities of Seller related to the Assets, either directly or indirectly, and any and all such other Liabilities as they relate to the Assets shall be satisfied by Seller in full prior to the Closing of this Agreement.

2.3. Purchase Price. As full and complete consideration for the purchase of the Assets, at Closing the Buyer shall tender to Seller two hundred sixty-eight thousand three hundred fifty-seven ($268,357) in U.S. dollars (the “Purchase Price”).

3. Representations and Warranties of Seller. The Seller hereby makes the following representations and warranties to the Buyer as of the date hereof and as of the Closing Date (as hereinafter defined).

3.1 Organization and Good Standing. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its business and properties and to carry on business in the places and in the manner as presently conducted or proposed to be conducted. Seller is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except where the failure to so qualify would not have a Material Adverse Effect the consummation of the transactions contemplated hereby.

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3.2 Authority and Enforcement. Seller has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Seller has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

3.3 No Conflicts or Defaults. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby do not and shall not with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Seller is a party or by which the Seller or the Assets are bound, or any judgment, order or decree, or any law, rule or regulation to which the Seller is subject, (ii) result in the creation of, or give any party the right to create, any Lien upon any of the Assets, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment relating to the Assets, or (iv) have a Material Adverse Effect on the Assets or consummation of the transactions contemplated hereby.

3.4 Consents of Third Parties. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Seller does not require the consent of any Person or, if required, such consent has or will be obtained in writing, prior to the Closing.

3.5 Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Seller, threatened against Seller, which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of Seller, threatened against or involving Seller or any of the Assets. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or Governmental Entity against the Seller or any of the Assets.

3.6 Title to Assets; Condition of Assets. The Seller is the sole and exclusive owner of and has good, valid and marketable title to, free and clear of all Liens, to the Assets; Seller has not transferred ownership of, or granted any exclusive or non-exclusive license with respect to, any of the Assets. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of any of the Assets. To the Seller’s knowledge, there are no third parties using any of the Assets. No Person has any right or option to acquire any of the Assets. None of the tangible personal property included in the Assets is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Assets are sufficient for the continued use of the Assets after the Closing in substantially the same manner as conducted prior to the Closing.

3.7 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried without the intervention of any person in such a manner as to give rise to any valid claim by any person against Seller for a finder’s fee, brokerage commission or similar payment.

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3.8 Disclosure. The representations, warranties and acknowledgments of Seller set forth herein are true, complete and accurate in all material respects, do not omit to state any material fact, or omit any fact necessary to make such representations, warranties and acknowledgments, in light of the circumstances under which they are made, not misleading.

4. Representations and Warranties of the Buyer. The Buyer hereby makes the following representations and warranties to Seller, as of the date hereof and as of the Closing Date.

4.1 Organization and Good Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease and operate its business and properties and to carry on business in the places and in the manner as presently conducted or proposed to be conducted. Buyer is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except where the failure to so qualify would not have a Material Adverse Effect on the consummation of the transactions contemplated hereby.

4.2 Authority and Enforcement. Buyer has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Buyer has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except as may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

4.3 No Conflicts or Defaults. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby do not and shall not with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Buyer is a party, or any judgment, order or decree, or any law, rule or regulation to which the Buyer is subject, (ii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment, or (iii) have a Material Adverse Effect on the consummation of the transactions contemplated hereby.

4.4 Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Buyer, threatened against the Buyer which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto.

5. Conditions to Closing.

5.1 Conditions Precedent to Buyer’s Obligation to Close. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions on or prior to the Closing Date:

(a) The representations and warranties of the Seller set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

(b) The Seller shall have performed and complied with all of its covenants hereunder and the covenants it has made regarding the Seller hereunder in all material respects through the Closing Date;

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(c) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent or adversely affect Seller’s consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(d) No material adverse change shall have taken place with respect to the Seller’s business, the Seller or Assets, and no event shall have occurred that results in a Material Adverse Effect;

(e) Seller shall have delivered to Buyer a certificate stating that all of the conditions specified above in Section 5.1(a) - (d) has been complied with; and

(f) All actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

5.2 Conditions Precedent to Seller’s Obligation to Close. The obligation of the Seller to consummate the transactions contemplated hereby is subject to satisfaction of the following conditions on or prior to the Closing Date:

(a) The representations and warranties of the Buyer set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

(b) The Buyer shall have performed and complied with all of its respective covenants hereunder in all material respects through the Closing Date;

(c) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent or adversely affect Buyer’s consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(d) No material adverse change shall have taken place with respect to the Buyer, and no event shall have occurred that results in a Material Adverse Effect;

(e) Buyer shall have delivered to the Seller a certificate to the effect that each of the conditions specified above in Sections 5.2(a) - (d) has been complied with in all respects; and

(f) All actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

6. Closing; Closing Date. A closing (the “Closing”) of the transactions contemplated hereby will take place at the offices of Buyer within three (3) business days following the satisfaction of the Closing conditions described in Section 5 herein (the “Closing Date”) or at such other place, and on such other date, as the parties may agree in writing.

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7. Documents to be Delivered at the Closing.

7.1 Documents to be Delivered by Seller. At the Closing, the Seller shall deliver, or cause to be delivered, to Buyer the following:

(a) the certificate required by Section 5.1(e);

(b) a duly executed bill of sale, dated the Closing Date, transferring to Buyer all of Seller’s right, title and interest in and to the Assets together with possession of the Assets; and

(c) such other certificates, documents and instruments as Buyer may have reasonably requested in connection with the transaction contemplated hereby.

7.2 Documents to be Delivered by Buyer. At the Closing, Buyer shall deliver to Seller the following:

(a) the certificate required by Section 5.2(e);

(b) the Purchase Price in immediately available funds via wire transfer to an account specified by the Buyer; and

(c) such other certificates, documents and instruments as Seller may have reasonably requested in connection with the transaction contemplated hereby.

8. Post-Closing Obligations. Following the Closing, the Buyer shall (a) on or before November 2, 2020, and for a term not expiring prior to December 31, 2020, obtain at its cost general liability insurance insuring claims for damages to persons or property by reason of Buyer’s use of the Leased Premises in coverage amounts reasonably satisfactory to the Seller, (b) provide Seller with evidence of such insurance coverage, and (c) transfer the Internet service at the Leased Premises to the Buyer.

9. Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the transactions contemplated hereby in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

10. Indemnification and Related Matters.

10.1 Indemnification by Seller. The Seller hereby indemnifies and holds each of Buyer harmless from and against any and all damages, losses, Liabilities, obligations, costs or expenses incurred by Buyer and arising out of the breach of any representation or warranty of Seller hereunder, and/or Seller’s failure to perform any covenant or obligation required to be performed by it hereunder.

10.2 Indemnification by Buyer. Buyer hereby indemnify and hold Seller harmless from and against any and all damages, losses, Liabilities, obligations, costs or expenses incurred by Seller arising out of the breach of any representation or warranty of Buyer hereunder, and/or Buyer’s failure to perform any covenant or obligation required to be performed by it hereunder.

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10.3 Procedure for Indemnification. Any party entitled to indemnification under this Section 10 (an “Indemnified Party”) will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 10 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within 30 days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party’s costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party, which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding affected without its prior written consent. Notwithstanding anything in this Section 10 to the contrary, the indemnifying party shall not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the indemnifying party or others, and (b) any liabilities the indemnifying party may be subject to.

10.4 Time for Assertion. No party to this Agreement shall have any liability (for indemnification or otherwise) with respect to any representation, warranty or covenant or obligation to be performed and complied hereunder, unless notice of any such liability is provided on or before thirty-six (36) months from the Closing Date.

11. Termination.

11.1 Termination by Mutual Consent. This Agreement may be terminated by mutual consent of the parties, in writing, signed by each of the parties hereto.

11.2 Termination by Buyer. This Agreement may be terminated by Buyer, by written notice to Seller, in the event of a material breach of any representation or warranty of Seller hereunder, or in the event Seller fails to perform any material covenant or obligation required to be performed by it hereunder and such failure remains uncured for ten (10) days following such written notice.

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11.3 Termination by Seller. This Agreement may be terminated by Seller, by written notice to Buyer, in the event of a material breach of any representation or warranty of Buyer hereunder, or in the event Buyer fails to perform any material covenant or obligation required to be performed by it hereunder and such failure remains uncured for ten (10) days following such written notice.

11.4 Effect of Termination. Termination of this Agreement under Section 11.02, or 10.03 hereof shall not preclude the parties from pursuing all remedies available to them under applicable law arising by reason of such termination.

12. Miscellaneous.

12.1 Expenses. Except as specifically set forth herein, Buyer and the Seller shall bear their own respective expenses incurred in connection with this Agreement and in connection with all obligations required to be performed by each of them under this Agreement.

12.2 Entire Agreement; No Waiver. This Agreement and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

12.3 Jurisdiction and Governing Law. This Agreement shall be governed and construed under and in accordance with the laws of the State of Delaware. Each of the parties hereto expressly and irrevocably (1) agree that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in United States District Court for the District of Minnesota, (2) waive any objection they may have now or hereafter to the venue of any such suit, action or proceeding, and (3) consent to the in person jurisdiction of United States District Court for the District of Minnesota in any such suit, action or proceeding. Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the United States District Court for the District of Minnesota and agree that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. THE PARTY PREVAILING THEREIN SHALL BE ENTITLED TO PAYMENT FROM THE OTHER PARTY HERETO OF ALL OF ITS REASONABLE COUNSEL FEES AND DISBURSEMENTS.

12.4 Role of Counsel. Seller acknowledges its understanding that this Agreement was prepared at the request of Buyer by Pearlman Law Group LLP, its counsel, and that such firm did not represent Seller in conjunction with this Agreement or any of the related transactions. Seller, as further evidenced by its signature below, acknowledges that it has had the opportunity to obtain the advice of independent counsel of its choosing prior to its execution of this Agreement and that it has availed itself of this opportunity to the extent it deemed necessary and advisable.

12.5 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

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12.6 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally (including by confirmed legible telecopier transmission) or mailed by certified mail, return receipt requested, or by overnight mail properly receipted to the parties at the addresses set forth earlier in this Agreement or to such address as a party may have specified by notice given to the other party pursuant to this provision.

12.7 Separability. In the event that any provision hereof would, under applicable law, be invalid or enforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and permissible under, applicable law. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

12.8 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement. No assignment of this Agreement or of any rights or obligation hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other and any attempted assignment without the required consent shall be void; provided, however, that no such consent shall be required of Buyer to assign part or all of its rights under this Agreement to one or more of its subsidiaries or affiliates.

12.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but which together shall constitute one and the same Agreement.

CQENS Technologies Inc.

By:	/s/ William P. Bartkowski
William P. Bartkowski, President and Chief Operating Officer

Xten Capital Group, Inc.

By:	/s/ Alexander Chong
Alexander Chong, Chief Executive Officer

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Schedule 2.1

ASSETS

See Annex “A” for complete itemized listing of Assets

Asset	Purchase Price
Plume and Inhalant Testing Equipment	$90,327
Computers, Monitors, Accessories	10,032
Mixed Domain Oscilloscope 350MHz 4-Ch with 3GHz Spectrum Analyzer upgrade option, and Application Module option	8,123
50MHz Current Probe (for use with Oscilloscope)	2,468
Lab and Workshop Equipment (75 items)	150,000
Miscellaneous Lab and Workshop Equipment	1857
Prepaid rent for the office space located at 9057 Soquel Drive, Building B, Suite C, Aptos, CA 95003 (the “Leased Premises”) for the period of October 1, 2020 through December 31, 2020	5,500

Total Assets	$268,357

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PRICE DETAILS

TEN
CAPITAL GROUP

INVOICE

DATE	INVOICE #
9/30/2020	2010

5550 Nicollet Avenue
Minneapolis, MN 55419

Telephone: 612-238-1207
Facsimile: 612-238-1218

Bill To:
CQENS Technologies Inc
5550 Nicollet Avenue
Minneapolis, MN 55419

Ship To:

CUSTOMER ID	CUSTOMER PURCHASE ORDER	PAYMENT TERMS
CQENS		Due on Receipt

QUANTITY	ITEM CODE	DESCRIPTION	PRICE EACH	AMOUNT
1	EQUIPMENT	Lab and Workshop Equipment (75 pieces)	$ 150,000.00	$ 150,000.00
1	EQUIPMENT	Misc Lab and Workshop Equipment	$ 1,857.00	$ 1,857.00
1	EQUIPMENT	Oscilloscope and Probe	$ 10,591.00	$ 10,591.00
1	EQUIPMENT	Lap Top Computers (3), Tower Computer, Monito	$ 10,032.00	$ 10,032.00
1	EQUIPMENT	INHALATION TESTING EQUIPMENT	$ 90,327.00	$ 90,327.00
3	RENT	Three Months Rent Oct 1-Dec 31, 2020	$ 1,850.00	$ 5,550.00

Federal ID Number: 26-1205466

Amount Due	$ 268,357.00
Payment/Credit	$ -
Amount Due	$ 268,357.00

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ANNEX “A”

ITEMIZED LISTING OF ASSETS

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Material assorted, delrin, ss, steel, aluminum etc.	$20,000.00	$10,000.00	$5,000.00	3.43800%	5,157
Morgan g30	$20,000.00	$5,000.00	$3,500.00	2.40600%	3,609
Harig 612 Ballway Surface Grinder	$18,000.00	$12,000.00	$4,800.00	3.30000%	4,950
Tida 12x36 lathe with DRO & collet closer	$11,000.00	$6,000.00	$3,200.00	2.20000%	3,300
Hopper Desiccant molding dryer	$10,000.00	$5,000.00	$2,000.00	1.37500%	2,063
Polisher	$10,000.00	$5,000.00	$1,000.00	0.68800%	1,032
System 3r Mini EDM tooling	$10,000.00	$7,500.00	$4,000.00	2.75000%	4,125
Machine shop test and measurement, micrometers, calipers,gauge pins etc.	$8,000.00	$6,000.00	$3,000.00	2.06300%	3,095
Unitek 1-132 Spot welder	$7,500.00	$5,000.00	$1,200.00	0.82500%	1,238
New mill cutters	$6,000.00	$5,000.00	$3,000.00	2.06300%	3,095
Assorted Injection molding raw materials new in bags	$5,000.00	$4,000.00	$1,000.00	0.68800%	1,032
Kalamazoo 7ad Horz Bandsaw	$5,000.00	$3,500.00	$1,000.00	0.68800%	1,032
Other Machine Shop Tooling in red box	$4,500.00	$3,500.00	$2,500.00	1.71900%	2,579
Elab test and measurement (scopes meters etc.)	$4,000.00	$2,500.00	$1,500.00	1.03100%	1,547
New taps	$4,000.00	$3,000.00	$2,000.00	1.37500%	2,063
Tool chests	$4,000.00	$2,000.00	$1,000.00	0.68800%	1,032
Lathe chucks	$3,500.00	$2,500.00	$1,000.00	0.68800%	1,032
50W co2 laser with Upgraded cnc control	$3,400.00	$2,500.00	$1,500.00	1.03100%	1,547
50W co2 laser with stock cnc control	$3,000.00	$2,500.00	$1,000.00	0.68800%	1,032
Cat40 Tool Holder x20 + collets and drill chucks	$3,000.00	$2,500.00	$1,000.00	0.68800%	1,032
Hobart Cyber Wave 300s Tig welder and extras	$3,000.00	$1,800.00	$1,800.00	1.23800%	1,857
Temco 30HP CNC Phase Converter	$3,000.00	$2,000.00	$1,500.00	1.03100%	1,547
Yamato DKN402C	$3,000.00	$2,200.00	$1,800.00	1.23800%	1,857
Napco 5831 vacuum oven	$2,700.00	$2,000.00	$1,500.00	1.03100%	1,547
Lathe tooling, aloris and import holders	$2,500.00	$1,500.00	$1,000.00	0.68800%	1,032
Algimax GX300 Mixer x2	$2,000.00	$1,800.00	$1,000.00	0.68800%	1,032
Electro Polish hood and power supply	$2,000.00	$1,500.00	$750.00	0.51600%	774
Lathe carbide inserts	$2,000.00	$1,500.00	$500.00	0.34400%	516
Lincoln Power Mig 180C with cart and gas	$2,000.00	$1,600.00	$800.00	0.55000%	825
Shop butcher block benches and cabinets	$2,000.00	$1,500.00	$750.00	0.51600%	774
Steel precision ground welding table	$2,000.00	$1,000.00	$400.00	0.27500%	413
Baldor 8100w grinder with stand	$1,500.00	$1,000.00	$750.00	0.51600%	774
Delta 12 inch disk sander	$1,500.00	$1,000.00	$400.00	0.27500%	413
Gas Welding Setup with cart and bottles	$1,500.00	$1,000.00	$500.00	0.34400%	516
Inspection Microscope and stand, trinocular, camera, light	$1,500.00	$1,000.00	$600.00	0.41300%	620
Lathe boring bars	$1,500.00	$1,000.00	$500.00	0.34400%	516
Mill Vises x3 (1 Kurt)	$1,500.00	$700.00	$400.00	0.27500%	413
Vacuum pump for stainless chamber	$1,500.00	$750.00	$250.00	0.17200%	258
Volcan A550 Oven	$1,500.00	$1,000.00	$800.00	0.55000%	825
Cyclone 4826 Blast Cabinet	$1,400.00	$1,000.00	$700.00	0.48100%	722
5C collets	$1,200.00	$1,000.00	$250.00	0.17200%	258
Drill sets in drawers, Letter, # and Frac.	$1,000.00	$700.00	$400.00	0.27500%	413
Gas bottles Misc.	$1,000.00	$750.00	$750.00	0.51600%	774
Pallet jacks and dollies	$1,000.00	$500.00	$250.00	0.17200%	258
Welsh vacuum pump	$1,000.00	$650.00	$250.00	0.17200%	258
Enco 30 inch 3 in 1 Press Brake	$800.00	$650.00	$450.00	0.30900%	464
Cutter Grinder	$750.00	$550.00	$400.00	0.27500%	413
Filament printer	$750.00	$400.00	$250.00	0.17200%	258
Material racks	$750.00	$500.00	$300.00	0.20600%	309
Granite inspection table	$650.00	$500.00	$300.00	0.20600%	309
Husky 60 gal air compressor with auto drain	$650.00	$500.00	$400.00	0.27500%	413
Radius dresser	$650.00	$500.00	$250.00	0.17200%	258
RubberMaid Carts	$650.00	$500.00	$250.00	0.17200%	258
Vaccum fixture table	$600.00	$400.00	$300.00	0.20600%	309
Clean room vacuum	$500.00	$400.00	$200.00	0.13800%	207
Davinci Pro 3d Printer	$500.00	$450.00	$350.00	0.24100%	362

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